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                                                                     EXHIBIT 1.1



                       KINDER MORGAN ENERGY PARTNERS, L.P.

                            DOCS(R) FINANCING PROGRAM


                                 4,000,000 UNITS

              (COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS)



                                 SALES AGREEMENT



                              [_______ __, _____]


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         THIS SALES AGREEMENT (the "Agreement") dated as of [______ __, _____]
between RCG Brinson Patrick, a division of Ramius Securities, LLC, having its principal office at 666 Third Avenue, New York, New York 10017 (the "Sales Manager") and Kinder Morgan Energy Partners, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the Company desires to issue and sell through the Sales Manager up to 4,000,000 units (the "Maximum Amount") of its common units representing limited partner interests (the "Stock"), on the terms set forth in
Article II hereof.

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Sales Manager agree as follows:

                                   ARTICLE I

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         1.1 The Company represents and warrants to, and agrees with, the Sales Manager that:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-66931) with respect to, among other securities, the Stock, including a form of prospectus, has been filed by the Company with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date hereof. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and to the Company's knowledge no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission have been delivered to the Sales Manager. Such registration statement, as it may have heretofore been amended, and may hereinafter be amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. As referred to herein, the Company's "significant subsidiaries" shall mean those subsidiaries of the Company deemed to be "significant subsidiaries" pursuant to the definition of such term contained in Rule 1-02 of Regulation S-X.



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                  (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Sales Manager, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

                  (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                  (d) The financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, unitholders' equity, and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein) and all adjustments necessary for a fair presentation of results for such periods have been made. Any summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto. In addition, any pro forma financial statements of the Company and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein except as otherwise stated therein or in the notes thereto.

                  (e) The Company and its significant subsidiaries own or lease all real and personal property necessary to the conduct of their respective operations as presently conducted, in each case free and clear of all liens, encumbrances and defects except such as are described in






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the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its significant subsidiaries.

                  (f) The Company is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary partnership power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly licensed or qualified to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole, or subject the Company or the limited partners of the Company to any material liability or disability).

                  (g) Each of the Company's significant subsidiaries has been duly formed or incorporated and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (h) Kinder Morgan G.P., Inc. (the "General Partner") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The General Partner is an indirect subsidiary of Kinder Morgan, Inc., a Delaware corporation. The General Partner is duly licensed or qualified to do business and is in good standing as a foreign corporation or foreign limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition, results of operations or business of the Company or the General Partner, taken as a whole, or subject the Company or the limited partners of the Company to any material liability or disability).

                  (i) The only significant subsidiaries of the Company or other entities in which the Company has an equity ownership interest of 50% or more and that own assets or conduct business are those listed on Schedule 1.1(i) hereto.

                  (j) The General Partner is the sole general partner of the Company with a 1% general partner interest in the Company; such general partner interest is duly authorized by the Second Amended and Restated Agreement of Limited Partnership of the Company dated







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January 14, 1998 (the "Partnership Agreement") and was validly issued to the
General Partner; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus).

                  (k) The General Partner is the sole general partner of each of the subsidiaries identified on Schedule 1.1(k) as an Operating Partnership with a 1.0101% general partner interest in each of the Operating Partnerships; such general partner interests are duly authorized by the respective limited partnership agreements of the Operating Partnerships, and were validly issued to the General Partner; and the General Partner owns such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as would not, individually or in the aggregate, be material to such ownership or as described in the Registration Statement or the Prospectus).

                  (l) The Company is the sole limited partner of each of the Operating Partnerships with a 98.9899% limited partner interest in each of the Operating Partnerships; such limited partner interests, in each of such Operating Partnerships, are duly authorized by the respective limited partnership agreements of the Operating Partnerships, and were validly issued to the Company and are fully paid and nonassessable (except as nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act")); and the Company owns such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as would not, individually or in the aggregate, be material to such ownership or as described in the Registration Statement or the Prospectus).

                  (m) The Company has all necessary partnership power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, (ii) to general equity principles and (iii) as the rights to indemnification or contribution thereunder may be limited by federal or state securities laws.

                  (n) None of the Company and its significant subsidiaries is
(a) in violation of its Certificate of Incorporation, By-laws, Partnership Agreement, limited liability company agreement or other organizational documents, as the case may be, or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations and defaults as would not have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole.




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                  (o) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Company and its subsidiaries is a party or of which any property of Company and its subsidiaries is the subject that are required to be described in the Registration Statement or the Prospectus and are not so described. To the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (p) Each of the Company and the General Partner is, and after giving effect to the offering and sale of the Stock, will be, exempt from regulation as (i) a "holding company" or a "subsidiary company" of a "holding company" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company," a person "controlled by" an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (q) There are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any partnership interests or shares of stock of the Company or any of its significant subsidiaries pursuant to any partnership agreement, any articles or certificates of incorporation or other governing documents or any agreement or other instrument to which the Company or one or more of its significant subsidiaries is a party or by which any of them is bound (other than (a) the General Partner's preemptive right contained in the Partnership Agreement, and
(b) as set forth in or incorporated by reference into the Prospectus). Except for certain grants made under any employee or director stock option, stock ownership or benefit plan of the Company, there are no outstanding options or warrants to purchase any Stock or other securities of the Company or any of its significant subsidiaries.

                  (r) Except as disclosed in the Registration Statement or the Prospectus, or in any document incorporated therein neither the Company nor any of its subsidiaries (i) has violated any federal, state or local law, rule, ordinance, permit, decree, order or judgment relating to the protection of human health or the environment or (ii) to the Company's knowledge, is liable or responsible for the remediation of, or for any damages relating to, any toxic waste, hazardous waste or hazardous substances, except for any violations and remedial actions as would not have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole, or subject the Company or the limited partners of the Company to any material liability or disability. The terms "hazardous waste," "toxic waste" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (s) Each of the Company and its subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.




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                  (t) None of the Company or its subsidiaries has sustained
since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material losses or any material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capitalization or long-term debt of the Company or its subsidiaries or any material adverse change in or affecting the general affairs, management, financial position, unitholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

                  (u) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                  (v) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Stock) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge, encumbrance, claim, security interest, restriction or defect upon any properties or assets of the Company or one or more of its significant subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or one or more of its significant subsidiaries is a party or by which any of them is bound, or any of their respective properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or one or more of its significant subsidiaries or violate any provision of the charter or by-laws of the Company or one or more of its significant subsidiaries, except where any such foregoing occurrence in this paragraph (v) will not interfere with the consummation of the transactions contemplated herein and would not have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole; and except for such consents or waivers which have already been obtained and are in full force and effect; no consent, approval, authorizations or order of , or filing with, any court or governmental agency or body is required for the issue and sale of the Stock and the consummation by the company of the transactions contemplated by this Agreement, except registration of the Stock under the Act and except such as may be required by state securities or blue sky laws.

                  (w) All of the outstanding units of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of the common units were issued in violation of any preemptive or other similar right. The Stock, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no commitment, plan or






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arrangement to issue, any capital stock of the Company or any security convertible into or exercisable or exchangeable for, such capital stock. The common units of the Company and the Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

                  (x) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as described in the Registration Statement.

                  (y) Neither the Company nor the General Partner is involved in any labor dispute and, to the knowledge of the Company, no such dispute has been threatened, except for such disputes as would not have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole, or subject the Company or the limited partners of the Company to any material liability or disability.

                  (z) None of the Company, any of its significant subsidiaries or the General Partner is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or the General Partner or any of its properties, as applicable, except where such violation or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                                   ARTICLE II

                         SALE AND DELIVERY OF SECURITIES

         2.1 (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Sales Manager, subject to Section 3.1(i), as exclusive agent, and the Sales Manager agrees to sell, as agent for the Company, on a best efforts basis, up to the Maximum Amount of the Stock during the term of this Agreement on the terms set forth herein. The Stock will be sold from time to time in amounts and at prices as directed by the Company and as agreed to by the Sales Manager.

                  (b) The Company or the Sales Manager may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), at any time and from time to time suspend the offering of Stock; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to units of Stock sold hereunder prior to the giving of such notice.

                  (c) The compensation to the Sales Manager for sales of Stock shall be at a fixed commission rate of 2% of the gross sales price per unit for the first three million units of Stock sold under this Agreement and 1.5% of the gross sales price per unit for the remaining one







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million units of Stock sold under this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect to such sale shall constitute the net proceeds to the Company for such Stock (the "Net Proceeds").

                  (d) The Company shall open and maintain a trading account (the "Trading Account") at a clearing agent designated by the Sales Manager to facilitate the transactions contemplated by this Agreement. The Net Proceeds from the sale of the Stock shall be available in the Trading Account on the third business day (or such other day as is industry practice for regular-way trading) following each sale of the Stock (each, a "Settlement Date"). The Company shall effect the delivery of the applicable number of units of Stock to an account designated by the Sales Manager at The Depository Trust Company on or before the Settlement Date of each sale hereunder. The Sales Manager's compensation shall be withheld from the sales proceeds on each Settlement Date and shall be paid to the Sales Manager.

                  (e) At each Settlement Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Sales Manager under this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Article IV of this Agreement.

                  (f) If the Company shall default on its obligation to deliver Stock on any Settlement Date, the Company shall (i) hold the Sales Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Sales Manager any commission to which it would otherwise be entitled absent such default.

                                  ARTICLE III

                            COVENANTS OF THE COMPANY

         3.1 The Company covenants and agrees with the Sales Manager that:

                  (a) As promptly as practicable after the date of this Agreement, the Company will file a post-effective amendment to the Registration Statement to permit sales of the Stock under the Act. The Company will use all commercially reasonable efforts to cause such post-effective amendment to the Registration Statement to become effective as promptly as possible thereafter.

                  (b) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Sales Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the








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offering of other securities (including, without limitation, common units not included in a Delayed Offering of Equity Securities, as defined below) registered under the Registration Statement) unless a copy thereof has been submitted to the Sales Manager a reasonable period of time before the filing and the Sales Manager has not reasonably objected thereto; and it will furnish to the Sales Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

                  (c) The Company will advise the Sales Manager, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                  (d) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Sales Manager to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and will use all commercially reasonable efforts to have any amendment or supplement to the Registration Statement or Prospectus declared effective as soon as possible, unless the Company has reasonable business reasons to defer public disclosure of the relevant information.

                  (e) The Company will use all commercially reasonable efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Sales Manager designates and to continue such qualifications in effect so long as required for the sale of the Stock, except that the Company shall not be required in connection therewith to qualify as a broker/dealer or as a foreign corporation, to execute a general consent to service of process in any jurisdiction, or to subject itself to taxation in any jurisdiction where it is not so subject.

                  (f) The Company will furnish to the Sales Manager and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by






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reference therein), in each case as soon as available and in such quantities as the Sales Manager may from time to time reasonably request and, in the case when the Trading Market is a national securities exchange, the Company will also furnish copies of the Prospectus to such exchange in accordance with Rule 153 of the Rules and Regulations.

                  (g) The Company will make generally available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                  (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering. The Company will also reimburse the Sales Manager for its reasonable out-of-pocket costs and expenses incurred in connection with entering into this Agreement, including, without limitation, reasonable travel, reproduction, printing and similar expenses, as well as the reasonable fees and disbursements of its legal counsel up to a maximum of $30,000. However, the Company shall be entitled to recoupment of (i) all of the expenses for which it has been responsible pursuant this Section 3.1(h) in connection with it entering into this Agreement (but not any expenses incurred by it subsequent thereto) and (ii) the amounts that the Company has previously reimbursed the Sales Manager pursuant to the immediately preceding sentence (together, the "Recoupable Expenses"), upon presentation to the Sales Manager of proper invoices therefore. The Sales Manager shall effect this recoupment by foregoing 50% of its compensation hereunder with respect to each Settlement Date until the amount of such compensation so foregone equals the amount of the Recoupable Expenses up to a maximum of $120,000.

                  (i) The Company agrees not to engage, enter into any agreement with or solicit any other party to provide advice in respect of or otherwise act as underwriter for any offering of securities involving a program similar, as determined by the Sales Manager, to the Sales Manager's DOCS(R) transaction contemplated by this Agreement (a "Delayed Offering of Equity Securities") until the date six months from the date of this Agreement.

                  (j) The Company will not, directly or indirectly, offer or sell any common units (other than the Stock) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common units during the period from the date of this Agreement through the final Settlement Date for the sale of Stock hereunder without (i) giving the Sales Manager at least three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Sales Manager; provided, however, that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) common units pursuant to any employee or director stock option or benefits plan, stock ownership plan, dividend reinvestment plan now in effect as such plans may be amended from time to time, and (ii) common units issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

                  (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Sales Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Sales Manager pursuant to Article IV herein.

                  (l) As a condition to the obligations of the Sales Manager to sell stock as provided in this Agreement, promptly following the filing of (i) each Annual Report on Form 10-K, (ii) each Quarterly Report on Form 10-Q, and
(iii) each Current Report on Form 8-K required to be filed pursuant to the instructions to such report (except if such report is being filed solely pursuant to Item 5 and/or Item 9 of the instructions to such report), the Company (unless the Company is not then selling Stock through the Sales Manager and has not requested the Sales Manager to sell Stock) shall furnish or cause to be furnished to the Sales Manager forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Sales Manager to the effect that the statements contained in the certificate referred to in Sections 4.1(f) hereof that were last furnished to the Sales Manager are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Sections 4.1(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

                  (m) As a condition to the obligations of the Sales Manager to sell stock as provided in this Agreement, promptly following the filing of (i) each Annual Report on Form 10-K, (ii) each Quarterly Report on Form 10-Q, and
(iii) each Current Report on Form 8-K required to be filed pursuant to the instructions to such report (except if such report is being filed solely pursuant to Item 5 and/or Item 9 of the instructions to such report), the Company (unless the Company is not then selling Stock through the Sales Manager and has not requested the Sales Manager to sell Stock) shall furnish or cause to be furnished forthwith to the Sales Manager and to counsel to the Sales Manager
(1) a written opinion of Bracewell & Patterson, L.L.P., counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Sales Manager, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Sales Manager, of the same tenor as the opinion referred to in Section 4.1(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

                  (n) As a condition to the obligations of the Sales Manager to sell stock as provided in this Agreement, promptly following the filing of (i) each Annual Report on Form 10-K, (ii) each Quarterly Report on Form 10-Q, and
(iii) each Current Report on Form 8-K required to be filed pursuant to the instructions to such report which contains financial statements or financial and/or accounting information, the Company (unless the Company is not then selling Stock through the Sales Manager and has not requested the Sales Manager to sell Stock) shall cause PricewaterhouseCoopers LLP, or other independent accountants satisfactory to the Sales Manager, forthwith to furnish to the Sales Manager a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Sales Manager, of the same tenor as the letter referred to in Section 4.1(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

                  (o) The Company shall use all commercially reasonable efforts to list, subject to notice of issuance, the Stock on the New York Stock Exchange, Inc.

                  (p) The Company will not take any action in violation of the provisions of Regulation M under the Exchange Act.

                                   ARTICLE IV

                  CONDITIONS OF THE SALES MANAGER'S OBLIGATIONS

         4.1 The obligations of the Sales Manager to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Settlement Date contemplated under this Agreement, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The post-effective amendment to the Registration Statement contemplated by Section 3.1(a) shall have been declared effective. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Sales Manager, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Sales Manager's satisfaction.

                  (b) The Sales Manager shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, is not acceptable to the Sales Manager in its good faith opinion.

                  (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock of the Company, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole.

                  (d) The Sales Manager shall have received at the date of the first sale of Stock hereunder (the "Commencement Date") and at every other date specified in Section 3.1(n) hereof, opinions of Company Counsel, dated as of the Commencement Date and dated as of such other date, respectively, in the form and substance of Exhibit A to this Agreement. To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials. Copies of such certificates shall be furnished to the Sales Manager and its counsel.

                  (e) At the Commencement Date and at such other dates specified in Section 3.1(o) hereof, the Sales Manager shall have received a letter from PricewaterhouseCoopers LLP, independent public accountants for the Company, or other independent accountants satisfactory to the Sales Manager, dated the date of delivery thereof, in form and substance satisfactory to the Sales Manager.

                  (f) The Sales Manager shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the Commencement Date and dated as of the first business day of each calendar month thereafter (each, a "Certificate Date"), to the effect that, to the best of their knowledge based upon reasonable investigation:

                           (i) The representations and warranties of the Company
                  in this Agreement are true and correct, as if made at and as of the Commencement Date or the Certificate Date (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Certificate Date (as the case may be);

                           (ii) No stop order suspending the effectiveness of
                  the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

                           (iii) Since the date of this Agreement there has
                  occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

                           (iv) Since the date of this Agreement, there has not
                  been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

         In addition, on each Certificate Date the certificate shall also reconfirm that the units of Stock sold during the immediately preceding month were duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of such Stock had been validly and sufficiently taken.

                  (g) At the Commencement Date and on each Settlement Date, the Company shall have furnished to the Sales Manager such appropriate further information, certificates and documents as the Sales Manager may reasonably request.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Sales Manager. The Company will furnish the Sales Manager with such conformed copies of such opinions, certificates, letters and other documents as the Sales Manager shall reasonably request.



                                   ARTICLE V

                        INDEMNIFICATION AND CONTRIBUTION

         5.1 (a) The Company agrees to indemnify and hold harmless the Sales Manager and each person, if any, who controls the Sales Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including, subject to Section 5(c) hereof, the reasonable fees and disbursements of counsel chosen by the Sales Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Sales Manager expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Sales Manager or its affiliates that failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendments or supplements thereto was provided by the Company to the Sales Manager in the requisite quantity and on a timely basis to permit proper delivery) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

                  (b) The Sales Manager agrees to indemnify and hold harmless the Company, the General Partner and each of the respective directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Sales Manager expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Any indemnified party that proposes to assert the right to be indemnified under this Article V will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article V, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from any liability that it might have to any indemnified party except to the extent it was prejudiced by such omission. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article V is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Sales Manager, the Company and the Sales Manager will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Manager, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Sales Manager may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Manager on the other. The relative benefits received by the Company on the one hand and the Sales Manager on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Sales Manager from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Manager, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Manager agree that it would not be just and equitable if contributions pursuant to this Section 5.1(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5.1(d) shall be deemed to include, for the purpose of this Section 5.1(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this
Section 5.1(d), the Sales Manager shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Stock sold by the Sales Manager exceeds the amount of any damages that the Sales Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.1(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5.1(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5.1(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (e) The indemnity and contribution provided by this Article V shall not relieve the Company and the Sales Manager from any liability the Company and the Sales Manager may otherwise have (including, without limitation, any liability the Sales Manager may have for a breach of its obligations under
Article II hereof).

                                   ARTICLE VI

                         REPRESENTATIONS AND AGREEMENTS
                               TO SURVIVE DELIVERY

         6.1 All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Sales Manager contained in Article V hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Manager or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.

                                  ARTICLE VII

                                  TERMINATION

         7.1 The Sales Manager shall have the right by giving notice as hereinafter specified at any time at or prior to any Settlement Date, to terminate this Agreement if (i) any material adverse change, or any development that has actually occurred and that is reasonably expected to cause material adverse change, in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company has occurred which, in the reasonable judgment of the Sales Manager, materially impairs the investment quality of the Stock, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Sales Manager's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Stock on the Trading Market, or any setting of minimum prices for trading of the Stock on such Trading Market, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Sales Manager, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Sales Manager on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3.1(h), Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination. If the Sales Manager elects to terminate this Agreement as provided in this Article, the Sales Manager shall provide the required notice as specified herein.

         7.2 The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after six months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of
Section 3.1(h), Section 3.1(i), Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination.

         7.3 The Sales Manager shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the earlier of (i) six months after of the date of this Agreement and (ii) the Company's engagement of another party to act as underwriter pursuant to Section 3.1(i) hereof in connection with an Delayed Offering of Equity Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Article 3.1(h), Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination.

         7.4 This Agreement shall remain in full force and effect unless terminated pursuant to Section 7.1, 7.2 or 7.3 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3.1(h), Article V and
Article VI shall remain in full force and effect.

         7.5 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Manager or the Company, as the case may be. If such termination shall occur during a period when sales of Stock are being made pursuant to this Agreement, any Stock made prior to the termination of this Agreement shall settle in accordance with the provisions of this Agreement.

                                  ARTICLE VIII

                                     NOTICES

         8.1 All notices or communications hereunder shall be in writing and if sent to the Sales Manager shall be mailed, delivered or telecopied and confirmed to the Sales Manager at RCG Brinson Patrick at 666 Third Avenue, New York, New York 10017, facsimile number (212) 453-5555, Attention: Corporate Finance, or if sent to the Company, shall be mailed, delivered or telecopied and confirmed to the Company at Kinder Morgan Energy Partners, L.P., 500 Dallas, Suite 1000, Houston, TX 77002, facsimile number (713) 369-9499, Attention: General Counsel. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Manager and their respective successors and the controlling persons, officers and directors referred to in Article V hereof, and no other person will have any right or obligation hereunder.

         9.2 This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

         9.3 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         9.4 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile transmission shall be treated in all respects as having the same effect as an original signature.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                           KINDER MORGAN ENERGY PARTNERS, L.P.

                           By:   Kinder Morgan G.P., Inc., its General Partner

                           By:   Kinder Morgan Management, LLC, its delegate

                           By:
                              -------------------------------------------------
                           Name:
                           Title:


                           RCG BRINSON PATRICK, A DIVISION OF
                           RAMIUS SECURITIES, LLC



                           By:
                              -------------------------------------------------
                           Name:
                           Title:

                                 SCHEDULE 1.1(i)

                              LIST OF SUBSIDIARIES

Kinder Morgan Operating L.P. "A"
Kinder Morgan Operating L.P. "D"
Kinder Morgan Interstate Gas Transmission, LLC
SFPP, LP

                                 SCHEDULE 1.1(k)

                         LIST OF OPERATING PARTNERSHIPS

Kinder Morgan Operating L.P. "A"
Kinder Morgan Operating L.P. "B"
Kinder Morgan Operating L.P. "C"
Kinder Morgan Operating L.P. "D"
Kinder Morgan CO2 Company, L.P.